UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2014

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

12626 High Bluff Drive, Suite 150 San Diego, CA 92130
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 8, 2014, Imprimis Pharmaceuticals, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Form 8-K”). The Original Form 8-K was filed in error and this Current Report on Form 8-K/A is being filed to amend, restate and replace in its entirety the Original Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the election of William H. Nelson to the Company’s Board of Directors by a vote of stockholders at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) held on September 4, 2014, the Company has entered into an indemnification agreement with Mr. Nelson that follows the Company’s standard form of indemnification agreement for its directors and officers. In general, the form of indemnification agreement requires the Company to, among other things, indemnify the director or officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, paid by the director or officer in connection with any action, suit or proceeding arising out of the director’s or officer’s status or service as such, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the director or officer in connection with any proceeding with respect to which the director or officer may be entitled to indemnification by the Company. The above description is intended to be a summary and is qualified in its entirety by the full text of the form of indemnification agreement, which is filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2007 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 4, 2014, the Company held its Annual Meeting at the offices of Morrison & Foerster LLP, 12531 High Bluff Drive, Suite 100, San Diego, CA 92130. The final voting results on the matters presented at the Annual Meeting were as follows:

Proposal 1: To elect directors to the Company’s Board of Directors. The Company’s Board of Directors had initially designated seven nominees to be elected as directors at the Annual Meeting. As reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2014, two such nominees chose to withdraw from the election for personal reasons. The Company’s Board of Directors chose not to designate any substitute director nominees for election at the Annual Meeting in place of such withdrawn nominees, resulting in the election of five directors to hold office for a one-year term or until their successors are duly elected and qualified.

Directors	For	Withheld	Broker Non-Vote
Stephen G. Austin	5,318,504	214,714	—
August S. Bassani	5,527,889	5,329	—
Mark L. Baum	5,530,053	3,165	—
Robert Kammer	5,533,118	100	—
William H. Nelson	5,527,889	5,329	—

Mr. Nelson did not serve as a director of the Company before his election by the Company’s stockholders at the Annual Meeting. Following his election at the Annual Meeting, the Company’s Board of Directors appointed Mr. Nelson to serve as a member of the Audit Committee and Compensation Committee and the Chair of the Nominations and Corporate Governance Committee of the Company’s Board of Directors.

Proposal 2: To ratify the selection of KMJ Corbin and Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Vote
5,513,990	—	19,228	—

Proposal 3: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to decrease the number of authorized common shares from 395,000,000 to 90,000,000.

For	Against	Abstain	Broker Non-Vote
5,520,218	5,829	7,171	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: September 9, 2014	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Vice-President, Accounting and Public Reporting